EXHIBIT 4.2
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                           Incentive Stock Option Plan

                                Q-DOT GROUP, INC.

                    INCENTIVE STOCK OPTION PLAN OF MARCH 1998

     1. PURPOSE. The purpose of this Incentive Stock Option Plan of March 1998 (the "Plan") is to further the interests of Q-DOT GROUP, INC. and its subsidiaries (hereinafter individually and collectively called the "Company") by providing incentives for directors, officers, and other key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

     2. ADMINISTRATION. The Plan shall be administered a committee (Hereinafter called the "Committee") appointed by the Board of Directors of the Company
(Hereinafter called the "Board"). Subject to the provisions of the Plan and applicable law, the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any options granted thereunder, and to make all other determinations necessary or advisable for the administration of the Plan.

     3. PARTICIPANTS AND ALLOTMENTS. The Board shall determine and designate from time to time those directors and employees of the Company to whom options are to be granted and who thereby become participants in the Plan. The Board shall allot to such participants (the "Optionee" individually or "Optionees" collectively) options to purchase shares in such amounts as the BoarD shall from time to time determine; provided, however, that the aggregate fair market value (determined as of the time the option to purchase shares is granted) of the shares for which any Optionee may first exercise an option in any calendar year (under this Plan and all other incentive stock options plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. No member of the Board or Committee shall have any right to vote or decide upon any matter relating solely to himself or herself or a member of his or her immediate family or solely to any of his or her rights or benefits (or rights or benefits of a member of his or her immediate family) under the Plan. Participation in the Plan shall not confer any right of continuation of service as an employee of the Company.

     4. SHARES SUBJECT TO THE PLAN. Under this Plan, the Board may from time to time grant options to directors or employees of the Company entitling the holders thereof to purchase shares of the Company's authorized and unissued Common Stock up to an aggregate of 25,800 shares. If any option granted under the Plan shall terminate or expire unexercised, in whole or in part, the shares so released from option may be made the subject of additional options granted under the Plan. The Company shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding options granted under the Plan. In the event there is any change in the Company's shares of Common Stock, as by stock splits, reverse stock splits, stock distributions or recapitalization, the number of shares available for option and the shares subject to option shall be appropriately adjusted by the Committee.

     5. OPTION PRICE. The option price or prices shall be the fair market value of issued and outstanding shares of stock of the Company at the date the option is granted. Notwithstanding the foregoing, in the case of an option granted to any person then owning more than 10% of the voting power of all classes of the stock of the Company (or of its parent or subsidiary corporation, if any) as determined in accordance with the Internal Revenue Service Code as amended, the option price per share shall not be less than 110% of the fair market value of the stock. For the purposes hereof, fair market value shall be determined by the Board of Directors.

     6. OTHER PROVISIONS. Each option shall be subject to all provisions of this Plan, including, but not limited to, the following terms and conditions:


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         (a) Options granted under the Plan shall be exercisable for a period of nine years from the date of the grant, except in the case of an option granted to a person then owning more than 10% of the voting power of all classes of the stock of the Company (or of its parent or subsidiary corporation, if any) as determined in accordance with the Internal Revenue Service Code as amended, in which case the option shall not be exercisable for more than five years from the date of grant.

         (b) The option may not be exercised during the period ending one year from the date of the grant.

         (c) If the employment or Board membership of the Optionee by the Company is terminated for any reason other than (i) his or her death, (ii) his or her discharge for dishonesty or commission of a crime, or (iii) his or her employment with a Company deemed by the Committee to be a recognized competitor without the Company's consent, the Optionee may, within three months thereafter, subject to the provisions of Subsections 6(a) and (b) above, exercise the option to the extent that the option was exercisable as of the date of termination of his or her employment or Board membership. All unexercised options shall terminate, be forfeited and shall lapse upon the expiration of said three-month period, or immediately if the employment or Board membership of the Optionee is terminated by the Company for any of the reasons set forth in (ii) or (iii) above.

         (d) If the Optionee dies while employed by or serving on the Board of the Company or within three months after termination of his or her employment or Board membership for any reason other than as set forth in Items 6(c)(ii) or
(iii) above, then within six months after the date of the Optionee's death, subject to the provisions of Subsections 6(a), (b) and (c) above, the option may be exercised by his or her estate or by any person who has acquired the Optionee's right to exercise the option by bequest or inheritance to the extent the option was exercisable as of the date of his or her death. Upon the expiration of said six-month period, all unexercised options shall terminate, be forfeited and shall lapse.

         (e) Except as otherwise provided in Subsection 6(d) above, the option and all rights granted hereunder shall not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt by the Optionee to transfer the option, or to assign, pledge, hypothecate or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void. The option shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

     7.  EXERCISE OF OPTIONS

         (a) To exercise the option, the Optionee or his or her successor shall give written notice (in a form similar to EXHIBIT (i)) to the Company's Treasurer at the Company's principal office, accompanied by full payment of the shares being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required in the event the shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the Optionee, following his or her death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to exercise the option.

         (b) Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

         "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities law (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel or the submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts."



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         (c) The  Company  shall not be  required  to  transfer  or deliver  any certificate or certificates for shares purchased upon any exercise of said option: (i) until after compliance with all then applicable requirements of law; and (ii) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the Optionee.

     8. REGISTRATION. If the Company shall be advised by its counsel that shares of stock deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Company may effect registration or obtain consent, and delivery of shares by the Company may be deferred until registration is effected or consent obtained.

     9. ISSUANCE OF STOCK. No stock shall be issued until full payment for such stock has been made. The Optionee shall have no rights as a stockholder with respect to optioned shares until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Sections 4 and 10 hereof.

     10. CORPORATE REORGANIZATION. If there shall be any capital reorganization or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company's properties and assets to any other corporation or corporations, the Company shall take such action as may be necessary to enable Optionee to receive upon any subsequent exercise of their respective options, in whole or in part, in lieu of shares of common stock, securities or other assets as were issuable or payable upon such reorganization, merger or sale in respect of, or in exchange for such shares of common stock.

     11. AMENDMENTS AND TERMINATION. The Board of Directors may amend, suspend, discontinue or terminate the Plan, but no such action may, without the consent of the Optionee alter or impair his or her option, except as provided in Section 8.

     12. OPTION AGREEMENT. The granting of an option shall take place only when a written option agreement substantially in the form of the Incentive Stock Option Agreement which is attached hereto and marked Exhibit 1 is executed by or on behalf of the Company and the employee to whom the option is granted and such executed agreement is delivered to the Company.

     13. PERIOD OF PLAN. No options shall be granted on or after the tenth anniversary of the date of adoption of the Plan by the Board of Directors of the Company. The Plan shall expire on the later of said tenth anniversary date or the date on which all options granted under the Plan have expired or been exercised in full.





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